UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2021

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, O’Reilly Automotive, Inc., (the “Company”) announced that Jeff Shaw, the Company’s Co-President and Chief Operating Officer, intended to retire in early 2022, and on December 21, 2021, the Company announced Mr. Shaw’s retirement will occur on February 15, 2022.

Effective January 1, 2022, Mr. Shaw’s title will change to Co-President and Brad Beckham, the Company’s Executive Vice President of Store Operations and Sales, will be promoted to Executive Vice President and Chief Operating Officer.  In addition, Brent Kirby, the Company’s Executive Vice President of Supply Chain, will be promoted to Executive Vice President and Chief Supply Chain Officer.  Upon Mr. Shaw’s retirement, Greg Johnson’s, the Company’s Co-President and Chief Executive Officer, title will change to President and Chief Executive Officer.

Mr. Beckham will be responsible for all domestic and international Store Operations and Sales.  Mr. Kirby will be responsible for Distribution Operations, Inventory Management, Merchandise, Pricing, and Advertising/Marketing.  Both Mr. Beckham and Mr. Kirby will report to Mr. Johnson.

Brad Beckham, age 43, has been an O’Reilly Team Member for 25 years.  As Executive Vice President of Store Operations and Sales, Mr. Beckham’s primary areas of responsibility are domestic Store Operations and Sales.  Mr. Beckham began his O’Reilly career as a Parts Specialist and progressed through the roles of Store Manager, District Manager, Regional Manager, Divisional Vice President, Vice President of Eastern Store Operations and Sales, Senior Vice President of Eastern Store Operations and Sales, and Senior Vice President of Central Store Operations.  Mr. Beckham has held the position of Executive Vice President of Store Operations and Sales since 2018.

Brent G. Kirby, age 53, has been an O’Reilly Team Member since 2018.  As Executive Vice President of Supply Chain, Mr. Kirby’s primary areas of responsibility are Inventory Management, Merchandise, Pricing, and Advertising/Marketing.  Mr. Kirby has over 30 years of experience in the retail industry.  Prior to joining the Company, Mr. Kirby held the position of Chief Supply Chain Officer for Lowe’s Companies, Inc. (“Lowe’s”), with direct responsibility for leading the global supply chain supporting Lowe’s U.S.-based home improvement business.  In 2018, Mr. Kirby joined the Company as Senior Vice President of Omnichannel.  Mr. Kirby has held the position of Executive Vice President of Supply Chain since January of 2021.

In connection with the promotions, the Human Capital and Compensation Committee of the Board of Directors (the “Board”) recommended, and the Board approved, an annual base salary of $600,000, for both Mr. Beckham and Mr. Kirby, determined that each will continue to be eligible to participate in the Company’s annual performance incentive compensation plan with an incentive target of 80% of their respective base salaries, based on the Company’s actual performance as measured against the same criteria applied to the Company’s other executive officers, and determined that each will receive a stock option award with a grant date fair value equal to 100% of their respective base salaries, each granted at the same time that annual grants for the Company’s other executive officers are awarded.  In addition, the Board determined that Mr. Beckham and Mr. Kirby will each receive a position level stock option award with a grant date fair value of $1,000,000, to be granted on January 3, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2021	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)